SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
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|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

POLYDEX PHARMACEUTICALS LIMITED
(Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant

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POLYDEX PHARMACEUTICALS LIMITED

NOTICE OF 2005 ANNUAL GENERAL MEETING OF THE MEMBERS

June 6, 2005

     NOTICE IS HEREBY GIVEN that the 2005 Annual General Meeting of the Members of Polydex Pharmaceuticals Limited (the “Company”) will be held at the principal offices of the Company located at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5, on Friday, July 8, 2005, at 10:30 a.m., local time, for the following purposes:

1.

to vote on the proposal to elect one director to the Company's Board of Directors, the name of whom is set forth in the accompanying Proxy Statement, to serve until the Annual General Meeting of the Members in 2008 or until his successor is elected;

2.	to ratify the appointment of Sloan Partners LLP as the independent registered accounting firm of the Company; and

3.	to transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on May 3, 2005, as the date for the determination of the Members entitled to notice of, and to vote at, the meeting and any adjournment thereof (the “Record Date”). Only holders of record of the Common Shares and the Class B Preferred Shares of the Company at the close of business on the Record Date are entitled to notice of, and to vote at, the 2005 Annual General Meeting. The Company’s Annual Report for the year ended January 31, 2005, is being mailed to Members with the Proxy Statement.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered and voted upon at the Annual General Meeting, and Members are encouraged to read it in its entirety.

     You are cordially invited to attend the 2005 Annual General Meeting. Whether or not you expect to be present at the Annual General Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. If you do attend the Annual General Meeting, you may revoke your Proxy in accordance with the methods described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies” and vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS,

SHARON L. WARDLAW
Secretary

June 6, 2005

POLYDEX PHARMACEUTICALS LIMITED

PROXY STATEMENT

2005 Annual General Meeting, July 8, 2005

SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement (“Proxy Statement”) is expected to be mailed on or about June 8, 2005, to the holders of the Common Shares and the Class B Preferred Shares (the “Members”) of Polydex Pharmaceuticals Limited (the “Company”) in connection with the solicitation by the Board of Directors of the Company for the 2005 Annual General Meeting of the Members (“Annual Meeting”) to be held at 10:30 a.m., local time, on Friday, July 8, 2005 at the principal offices of the Company located at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5.

     Although the Company believes that the solicitation of proxies will be primarily by mail, proxies may also be solicited personally or by telephone by officers and employees of the Company who will not receive additional compensation for such solicitation. The cost of solicitation of proxies will be borne directly by the Company. All dollar amounts in this proxy statement are stated in U.S. dollars unless otherwise indicated.

     Proxies given by Members for use at the Annual Meeting may be revoked at any time prior to their use. In addition to revocation in any manner permitted by Bahamian law, a proxy may be revoked in any one of the following ways:

     (a)      by signing a form of proxy bearing a later date then the proxy to be revoked, and depositing it with the Secretary of the Company prior to the Annual Meeting;

     (b)      as to any matter on which a vote has not already been cast pursuant to the authority conferred by such proxy, by signing written notice of revocation and delivering it to either the Secretary of the Company or the Chairman of the Annual Meeting;

     (c)      by attending the Annual Meeting in person and personally voting the shares represented by the proxy; or

     (d)      by instrument in writing executed by the Member or by his attorney authorized in writing, or, if the Member is a corporation, under its corporate seal, or by an officer or attorney thereof duly authorized, and deposited either at the head office of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the Chairman of such Annual Meeting on the day of the meeting, or any adjournment thereof.

PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing directors; (2) ratifying the appointment of Sloan Partners LLP as the Independent Registered accounting firm of the Company; and (3) transacting such other business as may properly come before the meeting.

VOTING OF SECURITIES

     The Board of Directors has fixed the close of business on May 3, 2005, as the date for determining the Members entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof (the “Record Date”). A total of 3,042,296 Common Shares of a par value of U.S. $0.0167 each (the “Common Shares”) and 899,400 Class B Preferred Shares of a par value of U.S. $0.0167 each (the “Class B Preferred Shares”) were outstanding at the close of business on that date. Each Common Share is entitled to one vote on any matter presented at the Annual Meeting for consideration and action by the Members. Each Class B Preferred Share is entitled to two votes on any such matter. In addition, the Company has authorized 100,000 Class A Preferred Shares of a par value of U.S. $0.10 each (the “Class A Preferred Shares”), none of which are outstanding.

     A quorum for the transaction of business at the meeting shall be members present holding or represented by proxy between them not less than one-third of all Common Shares which are issued at the record date fixed by the directors and which entitle the holder thereof to vote. Voting of Common Shares and Class B Preferred Shares is on a non-cumulative basis. Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the aggregate number of Common Shares and Class B Preferred Shares voting at the meeting is required for approval of the election of each of the nominees for director.

     All valid proxies received in response to this solicitation will be voted in accordance with the instructions indicated thereon by the Members giving such proxies. IF NO CONTRARY INSTRUCTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF SLOAN PARTNERS LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF THE COMPANY.

     For voting purposes, abstentions will be counted for the purpose of establishing a quorum and will not be voted, thereby having the same effect as a vote against. Broker non-votes will not be counted for the purpose of establishing a quorum and will not be voted.

OWNERSHIP OF VOTING SECURITIES

     The following tables set forth certain information regarding beneficial ownership of the Common Shares and the Class B Preferred Shares, as of June 6, 2005, by (i) persons owning beneficially 5% or more of the Class B Preferred Shares and/or the Common Shares, (ii) each of the Company’s directors and executive officers and (iii) all directors and executive officers as a group:

SECURITY OWNERSHIP OF 5% OR GREATER HOLDERS

PREFERRED SHARES:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Class B	George G. Usher	899,400	100%
Preferred Shares	Chairman of the Board,
	Director, President and CEO
	Polydex Pharmaceuticals Limited
	421 Comstock Road
	Toronto, Ontario, Canada M1L 2H5

COMMON SHARES:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Shares	George G. Usher	182,382(2)	6%
	Chairman of the Board,
	Director, President and CEO
	Polydex Pharmaceuticals Limited
	421 Comstock Road
	Toronto, Ontario, Canada M1L 2H5

Common Shares	Estate of Thomas C. Usher	323,053(3)	10.6%
	Peter T. Higgs, Trustee
	c/o Polydex Pharmaceuticals Limited
	421 Comstock Road
	Toronto, Ontario, Canada M1L 2H5

_____________________

(1)

As of June 6, 2005, the Company had outstanding 899,400 Class B Preferred Shares and 3,042,296 Common Shares and options exercisable within sixty (60) days of June 6, 2005 to purchase an additional 432,300 Common Shares, for a total of 3,474,596 Common Shares

(2)

Includes 117,772 Common Shares owned directly by George G. Usher and 64,610 of the Common Shares held by the Estate of Thomas C. Usher, Peter T. Higgs, Trustee, of which George G. Usher is the beneficiary.

(3)	Includes 323,051 Common Shares owned directly by the Estate of Thomas C. Usher.

SECURITY OWNERSHIP OF MANAGEMENT

PREFERRED SHARES:

Title of Class	Name and Title of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Class B	George G. Usher	899,400	100%
Preferred Shares	Chairman of the Board,
	Director, President and CEO

COMMON SHARES:

Title of Class	Name and Title of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Shares	Joseph Buchman	130,882(2)	4.3%
	Director

Common Shares	Derek John Michael Lederer	35,200(3)	1.2%
	Director

Common Shares	John L.E. Seidler	14,055(4)	*
	Director

Common Shares	George G. Usher	182,382(5)	6%
	Chairman of the Board,
	Director, President and CEO

Common Shares	Sharon L. Wardlaw	2,400(6)	*
	Chief Financial Officer,
	Secretary and Treasurer

Common Shares	All Directors and Executive	364,919(7)	11.8%
	Officers as a Group
	(5 persons)

_____________________

*Less than one percent (1%)

(1)

As of June 6, 2005, the Company had outstanding 899,400 Class B Preferred Shares and 3,042,296 Common Shares and options exercisable within sixty (60) days of June 5, 2005 to purchase an additional 432,300 Common Shares, for a total of 3,474,596 Common Shares.

(2)

Includes 93,535 Common Shares owned directly by the spouse of Joseph Buchman, as to which Joseph Buchman disclaims beneficial ownership, 24,747 Common Shares owned by a trust of which Joseph Buchman is a trustee, as to which Joseph Buchman disclaims beneficial ownership, and 12,600 Common Shares under option to Joseph Buchman, subject to acquisition within sixty (60) days of June 6, 2005.

(3)

Includes 22,600 Common Shares owned directly by Derek John Michael Lederer and 12,600 Common Shares under option to Derek John Michael Lederer, subject to acquisition within sixty (60) days of June 6, 2005.

(4)	Includes 1,455 Common Shares owned directly by John L.E. Seidler and 12,600 Common Shares under option to John L.E. Seidler, subject to acquisition within sixty (60) days of June 6, 2005.

(5)

Includes 117,772 Common Shares owned directly by George G. Usher and 64,610 of the Common Shares held by the Estate of Thomas C. Usher, Peter T. Higgs, Trustee, of which George G. Usher is the beneficiary.

(6)	Includes 2,400 Common Shares owned directly by Sharon L. Wardlaw.

(7)

Represents 130,882 Common Shares beneficially owned by Joseph Buchman, 35,200 Common Shares beneficially owned by Derek John Michael Lederer, 14,055 Common Shares beneficially owned by John L.E. Seidler, 182,382 Common Shares beneficially owned by George G. Usher and 2,400 Common Shares beneficially owned by Sharon L. Wardlaw.

PROPOSAL NO. 1

ELECTION OF BOARD MEMBERS

NOMINEE FOR TERM EXPIRING AT THE
ANNUAL MEETING IN 2008 (CLASS II DIRECTOR)

     The following person, who is currently serving as a director, has been nominated for re-election by the Board of Directors to serve as a director for a term expiring at the Annual Meeting in 2008:

Name and Occupation	Age	Year first Elected Director

DEREK JOHN MICHAEL LEDERER, Chartered Accountant.	63	1998
Principal of Derek Lederer, C.A., a public accounting firm, since
1970, and former adjunct professor at York University.

     The nominee for director has indicated his willingness to serve. The Board of Directors has no reason to believe that the director nominee will be unable to serve as a director. In the event, however, of the death or unavailability of the director nominee, the proxy to that extent will be voted for such other person as the Board of Directors may recommend.

BOARD OF DIRECTORS

     The Board of Directors currently consists of four members. The directors of the Company are divided into three classes, designated as Class I, Class II and Class III. At each Annual Meeting, one class of directors is elected to serve for a three-year term or until their respective successors are duly elected and qualified. Thomas C. Usher served as a Class III director of the Company until his death on February 26, 2005.

     The following provides, as of June 6, 2005, the continuing directors whose terms of office will continue after the Annual Meeting, their principal occupation and employment, age, the year in which each became a director of the Company, and directorships in companies having securities registered pursuant to the Securities Exchange Act of 1934, as amended.

CONTINUING DIRECTOR WHOSE TERMS EXPIRES AT THE
ANNUAL MEETING IN 2006 (CLASS III DIRECTOR)

Name and Occupation	Age	Year First Elected Director

GEORGE G. USHER, Chairman of the Board since January 27, 1998.	46	1988
President and Chief Executive Officer of the Company since 1993 and
1996, respectively. Vice President of Dextran Products Limited, a subsidiary of the Company, since 1987. Previously employed by the
Company in various positions since 1982.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE AT THE
ANNUAL MEETING IN 2007 (CLASS II DIRECTORS)

Name and Occupation	Age	Year first Elected Director
JOSEPH BUCHMAN, Currently, a Financial	65	1983
Services Representative with Metlife Financial
Services, where he has served in various capacities
since 1979, and has been a Director since 1983.

JOHN L.E. SEIDLER, Senior Advisor to the Business	69	1998
Council for the United Nations since 2002. From
2000 through 2002, he served as Executive Vice
President and Chief Operating Officer of ORBIS
International, a non-profit charitable organization.
He previously was employed by Manchester, Inc. as
Executive Vice President from 1998 through 2000,
and by Pfizer Pharmaceuticals Group as Director of
International Public Affairs from 1996 through 1998,
and as Country Manager, Czech Republic from 1993
through 1996

MEMBER COMMUNICATION WITH THE BOARD

     The Board of Directors has established a process to receive communications from Members. Members may contact any member (or all members) of the Board of Directors (or the non-management directors as a group) or any committee of the Board of Directors by mail. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such requests should be directed to Linda Hughes, Polydex Pharmaceuticals Limited Investor Relations, c/o North Arm Capital Services, 347 Evergreen Way, Point Roberts, Washington, USA 98281.

     All communications received as set forth in the preceding paragraph will be opened by the Company’s office of Investor Relations for the sole purpose of determining whether the contents represent a message to the Company’s directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, the Investor Relations’ office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the correspondence or e-mail is addressed.

BOARD COMMITTEES AND NOMINATING PROCEDURES

     The Company’s Board of Directors has three Committees: Audit, Compensation, and Nominating and Corporate Governance.

     For the fiscal year ended January 31, 2005, independent directors Derek John Michael Lederer (Chair), Joseph Buchman and John L.E. Seidler comprised the Audit Committee, which held 4 meetings. The Audit Committee is comprised solely of directors who meet all the independence standards for audit committee members, as set forth in the Sarbanes-Oxley Act of 2002 and the corporate governance listing requirements applicable to companies whose securities are listed on the NASDAQ SmallCap Market. The Board of Directors has designated Derek John Michael Lederer as an “audit committee financial expert” as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act. The charter of the Audit Committee is available on the Company’s website, www.polydex.com.

     For the fiscal year ended January 31, 2005, independent directors Joseph Buchman (Chair), Derek John Michael Lederer and John L.E. Seidler comprised the Compensation Committee, which held 4 meetings. The Compensation Committee convenes when determined appropriate or necessary by its members. The Compensation

Committee generally has responsibility for (1) recommending to the Board of Directors guidelines and standards relating to the determination of executive compensation, (2) reviewing the Company’s executive compensation and benefits policies, including incentive compensation and equity-based plans, (3) setting Compensation level of Company’s Chief Executive Officer and all other executive officers, and (4) reporting to the Board of Directors regarding the foregoing. The charter of the Compensation Committee is available on the Company’s website, www.polydex.com.

     The Board of Directors established a Nominating and Corporate Governance Committee, which is comprised of independent directors John L.E. Seidler (chair), Joseph Buchman and Derek John Michael Lederer. The Nominating and Corporate Governance Committee convenes when determined appropriate or necessary by its members. The Nominating and Corporate Governance Committee generally has responsibility for (1) identifying candidates who are eligible, in accordance with the Company’s Memorandum of Association and Articles of Association, and advisable to serve as members of the Company’s Board of Directors, (2) advising the Board of Directors with respect to matters relating to the compensation, procedures and committees of the Board of Directors, (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (4) overseeing corporate governance matters generally. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website, www.polydex.com, and is attached hereto as Appendix A.

     The Nominating and Corporate Governance Committee will consider director candidates recommended by Members. In considering candidates submitted by Members, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of Common Shares held by the recommending Member and the length of time that such Common Shares have been held. To have a candidate considered by the Nominating and Corporate Governance Committee, a Member must submit the recommendation in writing and must include the following information: (1) the name of the Member and evidence of the person’s ownership of the Company’s Common Shares, including the number of Common Shares owned and the length of time of ownership; and (2) the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the Board of Directors.

     The Member recommendation and information described above must be addressed to the Company’s Chairman at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5, and must be received by the Chairman not less than 120 days prior to the anniversary date of our most recent Annual Meeting. If, however, the Company did not hold an Annual Meeting the previous year, or if the date of the Annual Meeting to which the recommendation applies has been changed by more than 30 days from the anniversary date of our most recent Annual Meeting, then the recommendation and information must be received not later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting is mailed or public disclosure of the date of the Annual Meeting is made, whichever occurs first.

     All director candidates recommended by the Nominating and Corporate Governance Committee must be consistent with the Board of Directors’ criteria for selecting directors. These criteria include the possession of such knowledge, experience, skills, expertise and diversity so as to enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NASDAQ SmallCap Market listing requirement. In addition, the Nominating and Corporate Governance Committee examines, among other things, a candidate’s ability to make independent analytical inquiries, understanding of our business environment, potential conflicts of interest, independence from management and the Company, integrity and willingness to devote adequate time and effort to responsibilities associated with serving on the Board of Directors.

     The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above, and in particular any such persons who have had a change in circumstances that might make them available to serve on the Board of Directors — for example, retirement as a senior executive of a public company. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates. No firm was engaged to identify this year’s nominee. As described above, the Committee will also consider candidates recommended by Members.

     Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chair or another member of the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Nominating and Corporate Governance Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a Member, although, as stated above, the Board of Directors may take into consideration the number of Common Shares by the recommending Member and the length of time that such Common Shares have been held.

BOARD MEETINGS AND COMPENSATION

     In the fiscal year ended January 31, 2005, the Board of Directors conducted 4 telephonic meetings and 1 meeting in person. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors. The Audit Committee met 4 additional times and the Compensation Committee met 4 additional times during the fiscal year ended January 31, 2005.

     The Company pays directors Buchman, Lederer and Seidler $1,500 for each meeting of the Board attended in person and $700 per Board meeting attended by telephone. Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee members receive an additional $700 per Committee meeting attended. Independent directors Joseph Buchman, Derek John Michael Lederer and John L. E. Seidler each earned $9,900 as compensation for serving on the Board, the Audit Committee and the Compensation Committee during the fiscal year ending January 31, 2005, and were each granted options to purchase 1,455 Common Shares. George G. Usher receives payment as an officer and employee of the Company and does not receive additional compensation for his service as a director. Thomas C. Usher, prior to his death on February 26, 2005, received payment as an officer and employee of the company and did not receive additional compensation for his service as a director.

REPORT OF THE COMPENSATION COMMITTEE

     During the fiscal year ended January 31, 2005, the Compensation Committee reviewed the Company’s compensation strategy and policies and determined the nature and amount of all compensation for the Company’s executive officers. The objectives of the Compensation Committee in determining the levels and components of executive and key employee compensation were to attract, motivate and retain talented and dedicated executive officers and other key employees, and provide executive officers and other key employees with both cash and equity incentives to further the interests of the Company and its Members. The Compensation Committee reviewed the Company’s compensation program during the fiscal year ended January 31, 2005 to ensure that it (1) aligned compensation with responsibility, (2) provided for a competitive sharing of future increases in Member value with key executive officers and key employees and (3) was consistent with the Company’s strategic and financial goals. Generally, the compensation of the Company’s executive officers and other key employees is composed of a base salary plus targeted bonuses based upon achievement of specified goals. In addition, stock options may be granted to provide the opportunity for compensation based upon the performance of the Company’s common shares over time.

     The Compensation Committee annually considers the performance of the Company’s executives, the nature of the executive’s responsibilities, the salary levels of executives at comparable companies and the Company’s general compensation practices. Discretionary bonuses for executive officers are directly tied to achievement of specified goals of the Company, and are a function of the criteria which the Compensation Committee believes appropriately takes into account the specific areas of responsibility of the particular officer.

     Periodically, the Compensation Committee also recommends that the Company grant stock options to executive officers and other key employees in order to provide a long-term incentive, which is directly tied to the performance of the Company’s common shares. These options provide an incentive to maximize Member value because they reward option holders only if Members also benefit. In making a stock option grant, the Compensation Committee considers a number of factors, including the performance of such persons, achievement of specific delineated goals, the responsibilities and the relative position of such persons within the Company, review of compensation of executives and key employees in comparable companies and review of the number of stock options each such person currently possesses.

     For the fiscal year ended January 31, 2005, Chairman, President and Chief Executive Officer George G. Usher received an annual base salary of CDN$300,000 under his employment agreement with the Company, which expires September 2009, and a bonus payment of $100,000. For the fiscal year ended January 31, 2005, Thomas C. Usher, Vice-Chairman and Director of Research and Development of the Company through his death on February 26, 2005, received a salary of $150,000. Thomas C. Usher did not receive a bonus payment. In the fiscal year ended January 31, 2005, no stock options were granted to the Company’s executive officers.

Compensation Committee
           Joseph Buchman (Chair)
           John L. E. Seidler
           Derek John Michael Lederer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee during the fiscal year ended January 31, 2005 was an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the SEC’s rules requiring disclosure of related party transactions.

COMPENSATION OF EXECUTIVE OFFICERS

     Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended January 21, 2005, 2004 and 2003 of those persons who were (i) the chief executive officer of the Company at January 31 and (ii) the one other executive officer of the Company who had total annual salary plus bonus that exceeded $100,000 for the year ended January 31 (the “Named Officers”). No other officer of the Company had a total annual salary plus bonus that exceeded $100,000 for the year ended January 31.

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name and Principal Position	Fiscal Year	Salary	Bonus	Common Shares Underlying Option Awards
George G. Usher	2005	CDN$300,000	$100,000	none
Chairman of the	2004	$110,000	$ 75,000	none
Board, President	2003	$110,000	$ 12,500	none
and Chief Executive
Officer

Thomas C. Usher	2005	$150,000	none	none
Vice-Chairman	2004	$170,000	none	none
and Director of Research	2003	$170,000	$ 50,000	none
and Development

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company. All executive officers serve for a one-year term or until their successors are elected or appointed at the meeting of the Board of Directors immediately following the Annual Meeting. Thomas C. Usher served as the Vice-Chairman of the Board of Directors and Director of Research and Development until his death on February 26, 2005

Name	Age	Title
George G. Usher (1)	46	Chairman of the Board, President
		and Chief Executive Officer

Sharon L. Wardlaw (2)	52	Chief Financial Officer, Secretary and
		Treasurer

______________________

(1)	See “Board of Directors” for biographical information and period of service.

(2)

Sharon L. Wardlaw has served as the Chief Financial Officer, Secretary and Treasurer of the Company since 1994. She also currently serves as the President of Dextran Products Limited, a subsidiary of the Company. Since joining the Company in 1984, she has been employed in various capacities.

TRANSACTIONS WITH THE COMPANY

     Since February 1, 2002, with the exception of Thomas C. Usher, none of the Company’s directors, executive officers, nominees for election as directors or certain relatives or associates of such persons has been indebted to the Company in an aggregate amount in excess of $60,000.

     In August 1997, the Company loaned Thomas C. Usher, formerly its Vice-Chairman, Director of Research and Development, a member of its Board of Directors and the beneficial owner of greater than 5% of the outstanding common shares of the Company, $691,500 at an interest rate equal to the prime rate of Toronto Dominion Bank plus 1.50% (the “Loan”). The Loan was used to partially fund a $1,000,000 payment to the State of Florida in order to allow Thomas C. Usher to regain possession of 430,000 Common Shares of the Company then held by the State as collateral security relating to the liquidation of insurance companies formerly owned by Thomas C. Usher. Repayment of the Loan is accomplished by monthly payments and through offsets by the Company against royalty payments due Thomas C. Usher pursuant to intellectual property license agreements and, in the past, bonus payments, if any, granted Thomas C. Usher as an employee of the Company. The amount outstanding under the Loan as of January 31, 2005 was $373,373, as compared to $417,467 at January 31, 2004, including accrued interest. The Company has taken a cumulative provision of $264,543 against accrued interest on this loan at January 31, 2005, compared to a cumulative provision of $242,677 at January 31, 2004. Thomas C. Usher passed away on February 26, 2005. Obligations with respect to the Loan transferred to the estate of Thomas C. Usher. The Company continues to be obligated to make royalty payments pursuant to the license agreements, and intends to continue to offset such payments against the Loan.

     In August 1999, Thomas C. Usher personally assumed all of the assets and liabilities of Novadex Corp., including the balance of receivables (the “Receivables”) due to the Company from Novadex Corp. The Receivables have no specific repayment terms. The total outstanding amount of the Receivables as of January 31, 2005 was $285,037, as compared to $366,216 at January 31, 2004. Thomas C. Usher also owed $250,000 to a subsidiary of the Company, Novadex International Limited, as of January 31, 2005, pursuant to a non-interest bearing loan with no specific repayment terms. The outstanding amount of this loan has not changed from January 31, 2004. The amounts continue to remain owing from the estate of Thomas C. Usher.

     Thomas C. Usher had pledged 323,051 common shares of the Company as security for these amounts owing to the Company. These common shares had a market value of $2,216,100 at January 31, 2005, based on the closing price of the Company’s common shares on the NASDAQ SmallCap market on January 31, 2005. The Company intends to continue to hold the pledged assets as collateral until the amounts owing discussed above are repaid.

     The Company has a commitment to pay an amount equal to $110,000 to Thomas C. Usher’s estate within one year of his death.

     The Company also has an outstanding loan payable to Ruth Usher, a member of the Board of Directors through her retirement on October 31, 2003, a former director, and the widow of Thomas C. Usher. The amount due from the Company pursuant to this loan decreased to $681,304 at January 31, 2005 from $683,234 at January 31, 2004 due to interest charges less monthly payments by the Company. The Company is required to make blended monthly payments of $5,000 on this loan. The Company is current in its payments.

CODE OF ETHICS

     The Board of Directors has adopted a Code of Ethics that is specifically applicable to its executive officers and senior financial officers, including its principal executive officer and its principal financial officer. The Code of Ethics is available on the Company’s website, www.polydex.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company’s directors, executive officers and any person who beneficially owns more than ten percent of the Common Shares to file with the SEC an initial report of ownership and reports of changes in ownership of Common Shares. Officers, directors and greater than ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company’s knowledge, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no other reports were required, the Company believes that, during the fiscal year ended January 31, 2005, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers, directors and greater than 10% beneficial owners were met.

DIRECTOR ATTENDANCE AT ANNUAL MEETING

     It is the Company’s policy that directors are invited and encouraged to attend the Company’s Annual Meeting. Director George G. Usher is expected to attend the Annual Meeting this year.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Shares and the Class B Preferred Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to elect the nominee for director. All proxies will be voted to elect the nominee for director unless a contrary vote is indicated on the enclosed proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED ACCOUNTING FIRM

     The Audit Committee has selected Sloan Partners LLP as the Company’s independent registered accounting firm beginning in the fiscal year ending January 31, 2006. Representatives of Sloan Partners LLP are not expected to be at the Annual General Meeting. Ernst & Young LLP Chartered Accountants served as the Company’s independent registered accounting firm for the fiscal years ended January 31, 2005 and January 31, 2004. Representatives of Ernst & Young LLP Chartered Accountants are not expected to be at the Annual General Meeting.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee makes recommendations to the Board as to the engagement of independent auditors to perform audit and non-audit services, reviews the scope and results of their services, oversees the internal audit function, and reviews the systems of internal control and audit with management and the independent auditors. The Audit Committee reviews and reassesses the adequacy of the Audit Committee Charter on an annual basis.

     The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1), and has discussed with the independent account the independent accountant’s independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended January 31, 2005 for filing with the United States Securities and Exchange Commission.

Audit Committee
             Derek John Michael Lederer (Chair)
             Joseph Buchman
             John L.E. Seidler

AUDIT FEES

     The aggregate fees billed for professional services rendered by Ernst & Young LLP Chartered Accountants for the audit of the Company’s annual financial statements for the fiscal years ending January 31, 2005 and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for such fiscal year were CDN$192,615, and was CDN$140,885 for the fiscal year ended January 31, 2004. The foregoing fees were incurred with respect to professional services that are normally provided by our auditors and include services that are normally provided by Ernst & Young LLP Chartered Accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT-RELATED FEES

     Ernst & Young LLP Chartered Accountants did not bill any fees in the fiscal years ended January 31, 2005 or 2004 for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees” above.

TAX FEES

     The aggregate fees billed for professional services rendered by Ernst & Young LLP Chartered Accountants for tax compliance, tax advice and tax planning were CDN$31,809 for the fiscal year ended January 31, 2005, and CDN$49,860 for the fiscal year ended January 31, 2004. The foregoing fees were incurred with respect to professional services provided in connection with tax compliance, advice and planning. These services included assistance regarding United States federal and state, Canada federal and province and international tax compliance, assistance with tax reporting requirements and audit compliance, and international tax planning.

ALL OTHER FEES

     Ernst & Young LLP Chartered Accountants did not bill any fees in the fiscal years ended January 31, 2005 or 2004 for professional services other than as set forth under the captions “Audit Fees” and “Tax Fees” above.

REVIEW AND APPROVAL BY AUDIT COMMITTEE

     The Audit Committee reviews, and in its sole discretion pre-approves, the Company’s independent auditors’ annual engagement letter including proposed fees and all audit and non-audit services provided by the independent auditors. Accordingly, all services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The audit Committee may not engage the independent auditors to perform non-audit services prescribed by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee, and authority delegated in such manner must be reported at the next scheduled meeting of the Audit Committee.

CHANGE IN AUDITOR

     On May 27, 2005, the Company acted to dismiss Ernst & Young LLP Chartered Accountants as its independent registered accounting firm. This determination followed the Company’s decision to seek proposals from independent registered accounting firms to audit its financial statements, and was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee. The decision to terminate the Company’s relationship with Ernst & Young LLP Chartered Accountants did not involve a dispute with the Company over accounting policies or practices.

     The independent audit report of Ernst & Young LLP Chartered Accountants on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2005 and 2004 did not contain any adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended January 31, 2005 and during the interim period from that date to May 27, 2005, there were no disagreements with Ernst & Young LLP Chartered Accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Ernst & Young LLP Chartered Accountants, would have caused Ernst & Young LLP Chartered Accountants to make reference to the subject matter of the disagreements in connection with its report. No reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years ended January 31, 2005 and during the period from that date to May 27, 2005.

     Ernst & Young LLP Chartered Accountants has reviewed the preceding statements, and a copy of the response of Ernst & Young LLP Chartered Accountants is attached as Exhibit 99.1 to that certain Form 8-K filed by the Company with the SEC on June 1, 2005.

     Effective May 27, 2005, the Company has engaged Sloan Partners LLP as its independent registered accounting firm to audit the Company’s financial statements. two fiscal years ended January 31, 2005 and during the interim period from that date to May 27, 2005, the Company did not consult Sloan Partners LLP on any matter.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the Common Shares and the Class B Preferred Shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to ratify the appointment of Sloan Partners LLP as the independent registered accounting firm of the Company. All proxies will be voted for such ratification unless a contrary vote is indicated on the enclosed proxy card.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SLOAN PARTNERS LLP AS THE INDEPENDENT REGISTERED ACCOUNTING FIRM OF THE COMPANY.

COMPANY STOCK PERFORMANCE

     The following performance graph compares the cumulative total returns of the Company’s Common Shares, the Nasdaq Stock Market Index and the Nasdaq Pharmaceuticals Stock Index over a five year period ended January 31, 2005.

COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR
POLYDEX PHARMACEUTICALS LIMITED

     There can be no assurances that the Company’s stock performance will continue into the future with the same or similar trends depicted in the performance graph above. The Company does not make or endorse any predictions as to future stock performance.

FINANCIAL STATEMENTS

     The consolidated balance sheet, consolidated income statement and other financial statements together with the notes thereto for the fiscal year ended January 31, 2005 are included in the Company’s 2005 Annual Report which accompanies this Proxy Statement.

2005 ANNUAL REPORT AND FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement, upon the written request of such person, a copy of the Company’s Annual Report on Form 10-K, which includes financial statements, for the fiscal year ended January 31, 2005. Such requests should be directed to Linda Hughes, Polydex Pharmaceuticals Limited Investor Relations, c/o North Arm Capital Services, 347 Evergreen Way, Point Roberts, Washington, USA 98281.

2006 MEMBER PROPOSALS

     The 2006 Annual Meeting will be held on or about July 8, 2006. Under SEC rules, Member proposals for the Annual Meeting of the Members to be held in 2006 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the 2006 Annual Meeting of the Members, and is received by the Secretary of the Company at the Company’s executive offices, which are located at 421 Comstock Road, Toronto, Ontario, Canada M1L 2H5, no later than February 8, 2006, which is 120 days before the anniversary date of the release of this proxy statement to Members. The inclusion of any proposal will be subject to all applicable rules of the SEC.

OTHER BUSINESS

     The Board and management of the Company know of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the Board designated proxy holders George G. Usher and Glenn D. Lott to vote the shares represented thereby on such matters in accordance with their judgment.

Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy. A prompt response will greatly facilitate arrangement for the Meeting, and your cooperation will be appreciated. Members who attend the Annual Meeting may vote their shares personally even though they have sent in their proxies.

APPENDIX A

CAREER EDUCATION CORPORATION

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Purpose

     The purpose of the Nominating and Governance Committee (the “Committee”) of Polydex Pharmaceuticals Limited (the “Company”) is to (a) identify individuals qualified to become members of the Board of Directors (the “Board”), consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for each annual meeting of stockholders, (b) oversee the evaluation of the Board and management, (c) recommend to the Board the directors that shall serve on each committee of the Board, and (d) take such other actions within the scope of this Charter (this “Charter”) as the Committee deems necessary or appropriate.

Composition and Term of Office

     The Board shall designate annually three or more of its members to constitute members of the Committee, each of whom shall serve for a term of one year. All members of the Committee shall be, in the business judgment of the Board, “independent” under the independence requirements of NASDAQ and any other applicable law or regulation. Committee members may be removed at any time by a majority vote of independent directors. Vacancies will be filled by a majority vote of independent directors. The Board will appoint the Chair of the Committee.

Scope of Powers and Functions

     The Committee shall have such powers and functions as may be assigned to it by the Board from time to time; however, such functions shall, at a minimum, include the following, as well as any functions as shall be required of nominating committees by NASDAQ:

o

The Committee shall review, at least annually, the size and structure of the Board to assure that the proper skills and experience are represented on the Board. The composition of the Board shall include a majority of “independent” directors, as defined by the NASDAQ listing standards.

o

The Committee shall review and develop the Board’s criteria for selecting new directors. Criteria that will be used in connection with evaluating and selecting new directors will include factors relating to whether the director candidate would meet the definition of “independent” specified in the NASDAQ listing standards, as well as strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. The Company’s policy is not to discriminate on the basis of race, gender or ethnicity and the Board is supportive of any qualified candidate who would also provide the Board with more diversity.

o	The Committee shall evaluate, propose and approve nominees for election to the Board, and consider and evaluate stockholder nominees for election to the Board.

o	The Committee shall recommend to the Board nominees to fill vacancies on the Board. The Committee shall also consider matters relating to the retirement of Board members.

o	The Committee shall review potential conflicts of prospective Board members.

o	The Committee shall aid in attracting and maintaining a list of persons who may be potential directors.

o	The Committee shall review the suitability of each Board member for continued service when his or her term expires and when he or she has a significant change in status.

o	The Committee shall make recommendations to the Board as to the qualifications of members of the Board’s committees, committee member appointment and removal, and committee reporting to the Board.

o	The Committee shall take such steps as the Committee deems necessary or appropriate with respect to oversight and evaluation of the Board, management, and each Board committee.

o

The Committee shall periodically review the compensation of the members of the Board for service as a director or member of any committee of the Board and make recommendations to the Board concerning the fixing of such compensation.

o

The Committee shall consider matters of corporate governance generally and shall review and recommend to the Board, periodically, to the extent required or considered desirable, the Company’s corporate governance principles.

o

The Committee shall have the authority, in fulfilling its responsibilities under this Charter, to obtain advice, reports or opinions from internal or external counsel and expert advisors, including director search firms and approve fees of such advisors.

o	The Committee shall annually review and re-examine this Charter to make recommendations to the Board with respect to any proposed changes.

o	The Committee shall perform such other functions which from time to time may be assigned by the Board of Directors.

Meetings

The Committee shall meet at least once annually or more frequently, as circumstances dictate, upon the request of any member of the Committee and upon the notice provided for in the Company’s organizational documents. Members of senior management or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. The Chair of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.

Reports and Minutes

The Committee shall report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The Committee shall maintain minutes and other records of meetings and activities of the Committee, as appropriate under the law of the jurisdiction of incorporation of the Company.

The Board of Directors recommends a vote FOR Item 1.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

Item 1 - ELECTION OF DIRECTOR

Nominees: 01 Derek John Michael Lederer

FOR NOMINEE LISTED	WITHHOLD AUTHORITY FOR NOMINEE
☐	☐

Signature	Signature	Date

Please date, sign as name appears hereon, and return promptly. Joint owners should each sign. When signing as corporate officer, partner, attorney, executor, administrator, trustee or guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.

▲ FOLD AND DETACH HERE ▲

POLYDEX PHARMACEUTICALS LIMITED

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George G. Usher and Glenn D. Lott proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of Polydex Pharmaceuticals Limited standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual General Meeting of Members of the Company to be held on July 8, 2005 or any adjournment thereof.

IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTOR OF THE NOMINEE LISTED ON THE REVERSE SIDE. AS TO ANY OTHER MATTER OR IF ANY OF SAID NOMINEES IS NOT AVAILABLE FOR ELECTION, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

(Continued on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

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